Exhibit 4(i)

                                  FIRST AMENDMENT TO
                                  LOAN DOCUMENTS

         This First Amendment to Loan Documents ("Amendment") is entered into as of the 30th day of September, 1997 by SIRROM INVESTMENTS, INC. ("Lender"), a Tennessee corporation, and AMERICAN CONSOLIDATED LABORATORIES, INC. ("Borrower"), a Florida corporation.

                                                 R E C I T A L S:

         WHEREAS, Lender and Borrower have previously entered into that Loan Agreement (the "Loan Agreement") dated as of May 7, 1997, pursuant to which Lender has advanced credit to Borrower; and

         WHEREAS, Lender has agreed to extend additional credit to Borrower in the maximum principal amount of up to $850,000, on certain terms and conditions (the "New Loan"); and

         WHEREAS, it is a condition to Lender's agreement to extend the New Loan that the Loan Agreement and certain other documents must be amended to evidence and secure the New Loan;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. The Loan Agreement is hereby amended by revising the first recital to read in full as follows:

                  WHEREAS, Borrower requested that Lender make available to Borrower a loan in the original principal amount of One Million Five Hundred Seventy-Five Thousand and No/100 Dollars ($1,575,000.00) and an additional loan in the principal amount of up to Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00) (referred to collectively as the "Loan"), on the terms and conditions hereinafter set forth; and

         2. The Loan Agreement is hereby amended by revising the first two sentences of Section 1.1 thereof to read in full as follows:

                  1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, the Lender shall make the Loan to Borrower by wire transfer in immediately available funds as such funds become available in accordance with the terms of those facilities. The Loan shall be evidenced by Secured Promissory

                  Notes in the original stated amounts of One Million Five Hundred Seventy-Five Thousand and No/100 Dollars ($1,575,000.00) and Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00), respectively, in substantially the form attached hereto as Exhibit A and incorporated herein by this reference, and dated May 7, 1997 and September 30, 1997, respectively, executed by Borrower (collectively the "Note").

         3. The Loan Agreement is hereby amended by adding the following language as a final sentence in Section 1.2 thereof:

                  Borrower shall further pay Lender a processing fee equal to $21,250.00 with respect to the loan evidenced by its Secured Promissory Note dated September 30, 1997 (the "Line of Credit Note"), which payment shall be due upon the execution of the Line of Credit Note.

         4. The Loan Agreement is hereby amended by adding the following sentence as a final sentence to Section 1.4 thereof:

                  The proceeds of the Line of Credit Note shall be used for the following purposes: (i) as to up to $153,000, for expenses of closing the Carolina manufacturing facility to consolidate its operations with those in Sarasota, Florida, (ii) as to up to $40,000, for the initial material evaluation of the Nova III product, (iii) as to up to $70,000, for expenses of launching and promoting the Nova III product, (iv) as to up to $125,000, for the expenses of collagen product development, (v) as to up to $100,000, for the purchase and integration of Universal Contact Lens, Inc., (vi) as to up to $50,000, to finance inventory and receivables growth, (vii) as to up to $40,000, for expenses incidental to the ophthalmic practice management consulting business, and (viii) as to up to $272,000, for general working capital purposes. If less than the funds permitted are used toward any listed use, thereby leaving an unfunded balance for a particular use, these funds shall not be available for any other purpose and shall not be advanced hereunder.

         5.       The Loan Agreement is hereby amended by adding new Sections
1.5 and 1.6 thereto, providing in full as follows:

                  1.5 Advances. The Line of Credit Note evidences a nonrevolving line of credit. Advances under the Line of Credit Note shall be made as funds are needed in Borrower's operations for the purposes permitted under this Agreement.

                  1.6 Conditions to Advances. Lender shall not be obligated to make any advance under the Revolving Credit Note at a time that any Event of Default exists hereunder or if any condition exists which, with the giving of notice, the passing of time or both would cause an Event of Default. Borrower shall submit a request for each advance under the Line of Credit Note in writing, and such request shall include a detailed description of the use of proceeds and Borrower's certification that the conditions to funding are satisfied. Borrower shall further provide Lender such information and documents as Lender or its counsel may reasonably require in the course of usual diligence regarding Borrower's acquisition of Universal Contact Lens, Inc.

         6. The Loan Agreement is hereby amended by revising Exhibit A thereto to include a Secured Promissory Note in the form attached to this Amendment as Exhibit A in addition to the Secured Promissory Note already attached thereto.

         7. All references in the Loan Agreement to the "Loan Documents" shall hereafter include this Amendment and the documents executed and delivered pursuant hereto.

         8. Borrower acknowledges and agrees that, pursuant to Section 2 of the Security Agreement executed by Borrower and others and Lender dated as of May 7, 1997, the Security Agreement secures the New Loan in addition to the other debts and obligations secured thereby.

         9. Borrower acknowledges and agrees that, pursuant to the definition of "Obligations" contained in Section 1 of that Trademark and Patent Security Agreement executed by Borrower and Lender dated as of May 7, 1997, the Trademark and Patent Security Agreement secures the New Loan in addition to the other debts and obligations secured thereby.

         10. Borrower represents and agrees that all representations and warranties made in the Loan Agreement are true as of the date hereof, excepting only representations and warranties (i) that are made expressly with respect to a specific date in the past, and (ii) which are no longer true solely due to the occurrence of transactions reflected in this Amendment or otherwise contemplated by and permitted under the Loan Agreement.

         11. As conditions to the effectiveness of this Amendment, concurrently with the delivery of this Amendment, Borrower shall deliver or cause to be delivered to Lender the following documents in form and substance acceptable to
Lender:

    a. Secured Promissory Note made by Borrower in the maximum principal amount of $850,000.

    b. Stock Purchase Warrant for an initial 3% of Borrower's common stock on a fully diluted basis, with a price of $.01 per share.

    c.       Warrant valuation letter.

    d.       Equity  Participation  Agreement granting  to  Lender a
             participation  interest  with respect   to   Borrower's
             collagen   products   and technologies for ten years after the
             first commercial sale of the collagen product.

     e. First Amendment to Intercreditor Agreement establishing the New Loan as "Sirrom Debt" under that Inter-Creditor Agreement dated as of May 7, 1997 between Lender, Tullis-Dickerson Capital Focus, L.P. and certain other parties.

     f. Reaffirmation of Joint and Several Unconditional Continuing Guaranty executed by the parties to the Joint and Several Guaranty dated as of May 7, 1997.

     g. Certificates of Existence with respect to Borrower and its affiliates, NovaVision, Inc., a North Carolina corporation, Biopolymer Corporation, a Delaware corporation, Salvatori Ophthalmic Manufacturing Corporation, a Florida corporation, and Carolina Contact Lens, Inc., a North Carolina corporation.

     h. Certified Copies of Resolutions of the Directors of Borrower and its affiliates listed in item "g" above authorizing the execution, delivery and performance hereof and of the related documents.

     i.   SBA forms 1031, 480, 652 and economic impact assessment.

     j.   Closing Statement and wiring instructions for initial advance.

     k.   Authorization Agreement for Pre-Authorized Payments (Debit).

     l.   Opinion letter of counsel to Borrower and its affiliates.

         12. Borrower warrants and represents that (i) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, (ii) no default or event of default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or event of default, and (iii) Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff.

         13. As amended and supplemented hereby, the Loan Documents remain in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

         14. This Amendment may be executed in counterparts, each of which shall constitute an original hereof.

                  Dated as of the date stated above.


                                            SIRROM INVESTMENTS, INC.

                                            By: /s/ Donald F. Barrickman
                                                ------------------------
                                            Title: Vice President


                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                                            By: /s/ Joseph A. Arena
                                               --------------------
                                            Title: Vice President